UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2016

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2016, Big 5 Sporting Goods Corporation (the “Company”) and Stadium Capital Management, LLC and certain of its affiliates (collectively, “Stadium”) entered into an Amendment to Settlement Agreement (the “Amendment”), which extended and modified portions of that certain Settlement Agreement dated April 30, 2015, between the Company and Stadium (the “Settlement Agreement”).

Under the terms of the Amendment, the parties agreed to extend the “Standstill Period” under the Settlement Agreement until the earlier of (i) 10 days prior to the deadline for submission of stockholder nominees for the Company’s 2017 annual meeting of stockholders or (ii) 100 days prior to the first anniversary of the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”).

Stadium also agreed to vote all of its shares at the 2016 Annual Meeting in favor of (i) the re-election to the Company’s Board of Directors (the “Board”) of any individual who was a director of the Company as of the date of the Amendment, subject, in each case, to the nomination of such director by the Board, (ii) a proposal by the Board to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to eliminate the classification of the Board on a phased-in basis and provide for the annual election of directors beginning in 2016, (iii) a proposal by the Board to amend the Charter and the Company’s Amended and Restated Bylaws to eliminate any provisions that require the affirmative vote of at least 80% of all of the Company’s then-outstanding shares of common stock, (iv) the “say-on-pay” vote regarding the compensation paid to the Company’s named executive officers, and (v) the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for fiscal year 2016.

Under the terms of the Amendment, the parties also agreed to increase the size of the Value Creation Committee of the Board (the “Value Creation Committee”) established as part of the Settlement Agreement from three members to four, and to add Steven G. Miller as the fourth member of the Value Creation Committee. The Value Creation Committee will dissolve automatically at the end of the Standstill Period unless extended by the Board.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to Settlement Agreement, dated March 4, 2016, by and among the persons and entities listed on Schedule A thereto, Big 5 Sporting Goods Corporation, Dominic P. DeMarco and Nicholas Donatiello, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: March 7, 2016

/s/ Barry D. Emerson
Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Settlement Agreement, dated March 4, 2016, by and among the persons and entities listed on Schedule A thereto, Big 5 Sporting Goods Corporation, Dominic P. DeMarco and Nicholas Donatiello, Jr.